UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2012

WESCO International, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-14989

Delaware	25-1723342
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania 15219	(412) 454-2200
(Address of principal executive offices)	(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2012, WESCO International, Inc. (the “Company”) announced that Mr. Kenneth S. Parks joined the Company as Vice President and Chief Financial Officer. Mr. Parks, age 48, served as Vice President of Finance of United Technologies Corporation for their global Fire and Security business from April 2008 to February 2012. From 2005 to April 2008, he served as Director of Investor Relations of United Technologies Corporation. He began his career in public accounting with Coopers & Lybrand. Mr. Parks will receive an annual base salary of $360,000, with a target bonus of 60% of his base salary and a bonus opportunity of up to 120% of his base salary. Mr. Parks will also receive an initial stock appreciation rights award in the amount of 7,500 shares, which will vest ratably over three years. He will be entitled to receive severance payments equal to one-year's base salary and an amount based on a prorated bonus calculation, if he is terminated by the Company without cause or if he terminates his employment for good reason. He will be bound by restrictive covenants in the form of non-competition and non-solicitation of employees during the term of his employment and for a period of two years thereafter.

Mr. Stephen A. Van Oss, who had been serving as Senior Vice President, Chief Operating Officer and as interim Chief Financial Officer since February 2012 will continue as Senior Vice President and Chief Operating Officer.

There are no and have been no transactions since the beginning of the Company's last fiscal year, or currently proposed, regarding Mr. Parks that are required to be disclosed by Item 404(a) of Regulation S-K.

On June 6, 2012, the Company issued a press release announcing that Mr. Parks joined the Company as Vice President and Chief Financial Officer. A copy of the press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit

Exhibit 99.1    Press Release, dated June 6, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 6, 2012	WESCO INTERNATIONAL, INC.
(Date)
/s/ Stephen A. Van Oss
Stephen A. Van Oss
Senior Vice President and Chief Operating Officer